UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2014

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EMULEX CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-31353	51-0300558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters of a Vote of Security Holders
(a)    The Annual Meeting of Stockholders of Emulex Corporation, a Delaware corporation (“Emulex” or the “Company”) was held on February 6, 2014 (the "Annual Meeting").
(b)     At the Annual Meeting, the stockholders of the Company (i) elected each of the eleven director nominees proposed by the Board of Directors of the Company, (ii) approved and ratified the amended and restated Employee Stock Purchase Plan (the “Purchase Plan”) which, among other things, increased the number of shares available for issuance thereunder by 3,250,000, (iii) ratified and approved an advisory resolution to approve executive compensation, and (iv) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2014. The results of each vote are summarized below.
Proposal No. 1 - Election of Directors.

Director Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey W. Benck	61,013,276	306,620	11,708,242
Gregory S. Clark	60,859,894	460,002	11,708,242
Gary J. Daichendt	60,961,465	358,431	11,708,242
Bruce C. Edwards	59,290,971	2,028,925	11,708,242
Paul F. Folino	60,858,929	460,967	11,708,242
Eugene J. Frantz	60,859,744	460,152	11,708,242
Beatriz V. Infante	57,732,315	3,587,581	11,708,242
John A. Kelley, Jr.	60,961,559	358,337	11,708,242
Rahul N. Merchant	60,974,447	345,449	11,708,242
Nersi Nazari	60,828,501	491,395	11,708,242
Dean A. Yoost	60,693,466	626,430	11,708,242
Proposal No. 2 - Ratify and Approve the Amended and Restated Employee Stock Purchase Plan to, Among Other Things, Increase the Number of Shares Reserved for Issuance Thereunder by 3,250,000 Shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
60,500,818	354,406	464,672	11,708,242
Proposal No. 3 - Ratify and Approve an Advisory Resolution to Approve Executive Compensation.

Votes For	Votes Against	Abstain	Broker Non-Votes
35,752,146	24,845,661	722,089	11,708,242
Proposal No. 4 - Ratify the Selection of KPMG LLP as Emulex’s Independent Registered Public Accounting Firm for Fiscal 2014.

Votes For	Votes Against	Abstain	Broker Non-Votes
71,723,076	1,110,984	194,078	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: February 7, 2014	By:	/s/ KYLE B. WESCOAT
Kyle B. Wescoat
Senior Vice President and Chief Financial Officer